Exhibit 10.2
SECURITY AGREEMENT
(Lakes Jamul — Development)
     THIS SECURITY AGREEMENT (this “Agreement” or “Security Agreement”) is made and entered into as of January 17, 2006, by and among Jamul Indian Village, a federally recognized Indian tribe whose chief executive office and business office is located at P. 0. Box 612, 14191 Highway 94 #16, Jamul, California 91925 (the “Tribe”), Jamul Gaming Authority, a tribal governmental component and instrumentality of the Tribe whose chief executive office and business office is located at P. O. Box 612,14191 Highway 94 #16, Jamul, California 91925 (the “Authority,” and, together with the Tribe, jointly and severally “Debtor”) and Lakes Jamul Development, LLC, a Minnesota limited liability company, whose business office is located at 130 Cheshire Lane, Minnetonka, Minnesota 55305 (for itself and as agent for any of its Affiliates to which Secured Obligations are owed, “Secured Party”).
RECITALS
     Whereas, Authority is created under the laws of and is a governmental component and instrumentality of the Tribe, a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.
     Whereas, the United States government holds lands in the State of California in trust for the benefit of the Tribe over which the Tribe possesses sovereign governmental powers and the Tribe holds or intends to acquire interests in lands which constitute or will constitute “Indian lands” upon which the Tribe may legally conduct gaming under applicable federal law.
     Whereas, Authority, a governmental component and instrumentality of the Tribe, is vested with the sovereign immunity of the Tribe, and has been established as the legal entity which will own and operate the gaming projects which are to be developed by the Tribe, including the Project (as defined in the Development Agreement referred to below).
     Whereas, Authority, on behalf of the Tribe, intends to develop and construct a gaming facility and related ancillary facilities on the Tribe’s Indian lands.
     Whereas, Secured Party has entered into a Development Financing and Services Agreement with Debtor dated January 17, 2006 (as heretofore and hereafter from time to time amended, the “Development Agreement”), pursuant to which Secured Party is to provide certain financing assistance and services to Authority for such gaming facility and related ancillary facilities as more specifically described therein.
     Whereas, pursuant to the Development Agreement, Secured Party will, among other things, advance funds to Authority.

     Whereas, as a material inducement to Secured Party to enter into the Development Agreement, Debtor has agreed to execute this Security Agreement in favor of Secured Party and to grant a security interest to Secured Party in all of its right, title and interest in the property described herein.
AGREEMENT
     NOW THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Development Agreement and each category of Collateral (as hereinafter defined) that is defined under the Uniform Commercial Code shall have the meanings set forth therein.
     2. Creation of Security Interest.
          (a) Debtor hereby assigns, pledges and grants to Secured Party, for and on behalf of Secured Party itself and its Affiliates, a security interest (the “Security Interest”) in the Collateral to secure the payment and performance of the Secured Obligations (as hereinafter defined).
          (b) In connection with the execution and delivery by Debtor of this Agreement, Debtor (i) authorizes Secured Party to file in accordance with Section 6(g) hereof, or shall cause to be delivered to Secured Party, as the case may be, such Uniform Commercial Code (as hereinafter defined) financing statements and similar documents or agreements necessary to perfect the Security Interest (collectively, “Perfection Documents”), and (ii) shall cause to be delivered to Secured Party a legal opinion in form and substances reasonably acceptable to Secured Party as to the due authorization, execution, delivery and enforceability of this Agreement and the Perfection Documents by Debtor and as to Debtor’s sovereign immunity waiver and non-contravention of the Transaction Documents with laws and agreements.
     3. Collateral.
          (a) “Collateral” means, collectively, the following assets in which Debtor now or hereafter has any right, title or interest which are or are to be installed, attached, and/or used upon or in connection with, relate to or arise from (including without limitation the ownership and/or operation of) the Project, the Gaming Facility, the Gaming Facility Site and/or the Project Facilities, each whether now owned or hereafter acquired:
          (i) all Furnishings and Equipment, exclusive of fixtures and any real estate or interest in real estate;
in each case whether now owned or hereafter at any time acquired by Debtor and wherever located, and including all improvements, replacements, additions, parts, appurtenances, accessions, substitutions, repairs, proceeds, products, offspring, rents and profits, license rights and software attached or relating thereto or therefrom, and all documents, records, ledger sheets and files of Debtor relating thereto; together further with all proceeds thereof, including, without limitation (i) whatever is now or hereafter receivable or received by Debtor upon the sale, exchange, collection or other disposition of any item thereof, whether voluntary or involuntary, whether such proceeds constitute equipment, intangibles, or other assets; (ii) any such items which are now or hereafter acquired by Debtor with any proceeds thereof hereunder; (iii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (iv) any insurance proceeds, condemnation awards or any payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any item thereof or any proceeds thereof.
          (b) “Furnishings and Equipment” means all furniture, furnishings and equipment required for the operation of the Project Facilities, including, without limitation:
     (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;
     (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;
     (iii) office furnishings and equipment;
     (iv) specialized equipment necessary for the operation of any portion of the Project Facilities for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities;
     (v) hotel equipment, furniture and furnishings (to the extent a hotel is included in the Project Facilities); and
     (vi) all other furnishings and equipment now or hereafter located and installed in or about the Project Facilities which are used in the operation of the Project Facilities.
     4. Secured Obligations of Debtor.
          (a) The Collateral secures the following (collectively, the “Secured Obligations”): each and every debt, liability and obligation of every type and nature which Debtor may now or at any time hereafter owe to Secured Party or any Affiliate of Secured Party, whether now existing or hereafter created or arising, and whether direct or indirect, due or to become due, absolute or contingent, or otherwise, including without limitation, all principal, interest, compensation, fees, expenses and other charges, obligations or amounts.
          (b) The Secured Obligations include without limitation (i) each and every debt, liability and obligation of every type and nature which Debtor may now or at any time hereafter owe to Secured Party or any Affiliate of Secured Party under or with respect to the Note, the Development Agreement, this Agreement, or any other Transaction Document, (ii) without limiting the generality of the foregoing clause (i), any and all sums advanced by Secured Party or any Affiliate of Secured Party in order to preserve the Collateral or preserve the Security Interest (or the priority thereof), and (iii) without limiting the generality of the foregoing clauses (i) and (ii), any and all expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any debt, liability or obligation of Debtor referred to above, or of any exercise by Secured Party of its rights hereunder, together with reasonable attorneys’ fees and disbursements and court costs.
          (c) All payments and performance by Debtor with respect to any Secured Obligations shall be in accordance with the terms under which such Secured Obligations were or are hereafter incurred or created.
     5. Debtor’s Representations and Warranties. Debtor represents and warrants that:
          (a) each party comprising Debtor is (or, with respect to Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of its respective Collateral and has exclusive possession and control thereof; there are no security interests in, liens, charges or encumbrances on, or adverse claims of title to, or any other interest whatsoever in, such Collateral or any portion thereof except such liens permitted by and subject to the terms of Section 7.2 of the Development Agreement, the Security Interest and other any other lien created by a Transaction Document (“Permitted Liens”); and that no financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof (each a “Lien Notice”) exists or is on file in any public office, except as relates to Permitted Liens and except as may have been filed in favor of Secured Party relating to this Security Agreement or related agreements, or for which duly executed termination statements have been delivered to Secured Party for filing;
          (b) Debtor has full right, power and authority to execute, deliver and perform this Security Agreement. This Security Agreement constitutes a legally valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms subject to any limitations set forth in the Resolution of Limited Waiver of Sovereign Immunity of the Tribe and the Resolution of Limited Waiver of Sovereign Immunity of the Authority, each dated January 17, 2006, related to and approving the Transaction Documents (the “Resolutions of Limited Waiver”). Subject to the completion of the items identified in Section 5(c) below, the provisions of this Security Agreement are effective to create in favor of Secured Party a valid and enforceable first, prior and perfected security interest in the Collateral;
          (c) except for the filing or recording of the financing statements that are to be filed in connection with this Security Agreement, no authorization, approval or other action by, no notice to or registration or filing with, any person or entity, including without limitation, any stockholder or creditor of Debtor or any governmental authority or regulatory body is required, except as may be agreed to by Debtor and Secured Party: (i) for the grant by Debtor of the Security Interest pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by Debtor, (ii) for the perfection or maintenance of such Security Interest created hereby, including the first priority nature of such Security Interest, or the exercise by Secured Party of the rights and remedies provided for in this Security Agreement (other than any required governmental consent or filing with respect to any patents, trademarks, copyrights, governmental claims, tax refunds, licenses or permits and the exercise of remedies requiring prior court approval), or (iii) for the enforceability of such Security Interest against third parties, including, without limitation, judgment lien creditors;
          (d) Debtor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names;
          (e) the Collateral has not been and will not be used or bought by Debtor for personal, family or household purposes;
          (f) Debtor’s chief executive office (the main place where each of the Tribe and the Authority manages the main part of its business operations or other affairs) is located at the address referenced on the first page of this Agreement, Debtor has no places of business other than such address and the locations described on Exhibit A attached hereto, and the Collateral is now and will at all times hereafter be located at such premises or as Debtor may otherwise notify Secured Party in writing in accordance with the provisions of Section 6(a);
          (g) The true, correct, complete and only legal name of the Tribe is “Jamul Indian Village,” and the true, correct, complete and only legal name of the Authority is “Jamul Gaming Authority,” and in each case such name is the only legal name of such party within the five-year period preceding the date hereof; the Tribe is an Indian tribe and the Authority is a governmental component and instrumentality organized under the laws of the Tribe; neither Debtor has an organizational number; neither the Tribe nor the Authority is a registered organization under the Uniform Commercial Code; and the tax identification numbers of the Tribe and the Authority are          and         , respectively;
          (h) Debtor has not purchased any Collateral, other than for cash, within twenty-one (21) days prior to the date hereof;
          (i) all originals of all promissory notes, other instruments or chattel paper which evidence Collateral (other than checks received by Debtor in the ordinary course of business) have been (or, with respect to such Collateral hereafter acquired, will be) delivered to Secured Party (with all necessary or appropriate endorsements); and
          (j) none of the execution, delivery and performance of this Security Agreement by Debtor, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof or the exercise by Secured Party of any rights or remedies hereunder will constitute or result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which with notice or lapse of time or both will result in a breach of or constitute a default under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Debtor is a party, conflict with or require approval, authorization, notice or consent under any law, order, rule, regulation, license or permit applicable to Debtor of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Debtor or its properties, or require notice, consent, approval or authorization by or registration or filing with any person or entity (including, without limitation, any stockholder or creditor of Debtor) other than any notices to Debtor from Secured Party required hereunder except as may be agreed to by Debtor and Secured Party. Except for the Permitted Liens, none of the Collateral is subject to any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Debtor is a party that may restrict or inhibit Secured Party’s rights or ability to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default (as defined herein).
     6. Covenants of Debtor. Debtor covenants and agrees that:
          (a) Debtor will not move or permit to be moved the Collateral or any portion thereof to any location other than that set forth in Section 5(f) hereof or locations established in compliance with Section 6(b) hereof without the prior filing of a financing statement with the proper office and in the proper form to perfect or continue the perfection (without loss of priority) of the Security Interest, which filing shall be satisfactory in form, substance and location to Secured Party prior to such filing;
          (b) Debtor will not voluntarily or involuntarily change its name, identity, corporate structure, or location of its chief executive office or any of its other places of business, unless in any such case: (i) Secured Party shall have first received written notice of any such proposed change at least sixty (60) days prior to the date such change is proposed to be effective, (ii) Debtor shall have executed and caused to be filed, or Secured Party pursuant to Section 6(g) shall have filed, financing statements with the proper offices and in the proper form to perfect or continue the perfection (without loss of priority) of the Security Interest, each of which filings shall be satisfactory in form, substance and location to Secured Party prior to such filing, and (iii) Debtor shall have delivered to Secured Party any other documents required by Secured Party in a form and substance satisfactory to Secured Party;
          (c) [intentionally omitted];
          (d) Debtor will promptly, and in no event later than twenty one (21) days after a request by Secured Party, procure or execute and deliver all further instruments and documents (including, without limitation, notices, legal opinions, financing statements, mortgagee waivers, landlord disclaimers and subordination agreements) necessary or appropriate to and take any other actions which are necessary or, in the judgment of Secured Party, desirable or appropriate to perfect or to continue the perfection, priority and enforceability of the Security Interest, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Security Agreement, and will pay all reasonable costs incurred in connection therewith. Without limiting the generality of the foregoing, Debtor will: (i) mark conspicuously each item of chattel paper and each other contract included in the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper and other contracts are subject to the Security Interest; (ii) if required, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable, which Secured Party may reasonably request in order to perfect and preserve the perfection and priority of the Security Interest; (iii) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper (other than checks received by any Debtor in the ordinary course of business), deliver and pledge to Secured Party such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party; (iv) if any Collateral is at any time in the possession or control of any warehouseman, bailee, consignee or any of Debtor’s agents or processors, Debtor shall notify such warehouseman, bailee, consignee, agent or processor of the Security Interest, shall cause such warehouseman, bailee, consignee, agent or processor to execute any financing statements or other documents which Secured Party may request, and, upon the request of Secured Party after the occurrence and during the continuation of an Event of Default, shall instruct such person to hold all such Collateral for Secured Party’s account subject to Secured Party’s instructions; (v) deliver and pledge to Secured Party all securities and instruments (other than checks received by Debtor in the ordinary course of business) constituting Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignments, all in form and substance satisfactory to Secured Party; and (vi) at the request of Secured Party, deliver to Secured Party any and all certificates of title, applications for title or similar evidence of ownership of all Collateral and shall cause Secured Party to be named as lienholder on any such certificate of title or other evidence of ownership;
          (e) without the prior written consent of Secured Party, Debtor will not in any way encumber, or hypothecate, or create or permit to exist, any lien, security interest, charge or encumbrance or adverse claim upon or other interest in the Collateral, except for Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, except as expressly provided herein. Debtor will not permit any Lien Notices to exist or be on file in any public office with respect to all or any portion of the Collateral except, in each case, for Lien Notices of holders of Permitted Liens or except as may have been filed by or for the benefit of Secured Party relating to this Security Agreement or related agreements. Debtor shall promptly notify Secured Party of any attachment or other legal process levied against any of the Collateral and any information received by Debtor relative to the Collateral, which may in any material way affect the value of the Collateral or the rights and remedies of Secured Party in respect thereto;
          (f) without the prior written consent of Secured Party, Debtor will not sell, transfer, assign (by operation of law or otherwise), exchange or otherwise dispose of all or any portion of the Collateral or any interest therein, except that Debtor may sell worn-out or obsolete equipment provided that the proceeds thereof are applied to the Secured Obligations or used to purchase new collateral of equal or greater value and the Secured Party shall be granted a first priority security interest therein. Any notes, instruments, documents of title, letters of credit or chattel paper constituting proceeds of any such disposition shall be promptly delivered to Secured Party to be held as Collateral hereunder (with all necessary or appropriate endorsements). If the Collateral, or any part thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or part thereof notwithstanding such disposition, and Debtor will hold the proceeds thereof in a separate account for Secured Party’s benefit. Debtor will, at Secured Party’s request, transfer such proceeds to Secured Party in kind;
          (g) Debtor authorizes Secured Party to file one or more financing statements, continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of Debtor where permitted by law, in each case in such form and substance as Secured Party may determine, and Debtor shall pay all filing, registration and recording fees in connection therewith;

          (h) Except as expressly permitted by the Development Agreement, Debtor will not enter into any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement, except for the Transaction Documents and any documents, instruments or agreements related thereto, or issue any securities which may materially restrict or inhibit Secured Party’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default;
          (i) Debtor shall cause to be maintained insurance on the Project Facilities, the Project and the Collateral and related assets as required by the Development Agreement or otherwise with such coverages and in such amounts as are reasonably satisfactory to Secured Party, including without limitation loss of business income coverage, and naming Secured Party as an additional insured, lender loss payee and mortgagee, if applicable. Upon request, Debtor shall provide to the Secured Party certificates of insurance or copies of insurance policies evidencing that such insurance is in effect at all times;
          (j) Except as expressly permitted by the Development Agreement, Debtor will pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid claims and charges (including claims for labor, materials and supplies) whatsoever;
          (k) Debtor will keep and maintain the Collateral in good condition, working order and repair and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end. Debtor will not misuse or abuse the Collateral, or waste or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in Debtor’s business in accordance with Debtor’s policies as then in effect (provided that no changes are made to Debtor’s policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Party), and will comply with all laws, statutes and regulations pertaining to the use or ownership of the Collateral. Debtor will promptly notify Secured Party regarding any material loss or damage to any material Collateral or portion thereof;
          (1) Debtor will take all actions consistent with reasonable business judgment or, upon the occurrence of an Event of Default, directed by Secured Party in Secured Party’s sole and absolute discretion, to create, preserve and enforce any liens or guaranties available to secure or guaranty payments due Debtor under any contracts or other agreements with third parties, will not voluntarily permit any such payments to become more than thirty (30) days delinquent and will in a timely manner record and assign to Secured Party, to the extent and at the earliest time permitted by law, any such liens and rights to under such guaranties;
          (m) [intentionally omitted];
          (n) [intentionally omitted];
          (o) Secured Party shall have during normal business hours, with reasonable notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing any audit, making copies of records, observing the use of any part of the Collateral, or otherwise protecting the Security Interest;
          (p) Secured Party shall have the right at any time, but shall not be obligated, to make any payments and do any other acts Secured Party may deem necessary or desirable to protect the Security Interest, including without limitation, after the occurrence of any Event of Default, the right to pay, purchase, contest or compromise any encumbrance, charge or lien (including any Permitted Liens) applicable or purported to be applicable to any Collateral hereunder, and whether prior to or after the occurrence of any Event of Default, appear in and defend any action or proceeding purporting to affect the Security Interest or the value of any Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys’ fees. Debtor hereby agrees that it shall be bound by any such payment made or incurred or act taken by Secured Party hereunder and shall reimburse Secured Party for all reasonable payments made and expenses incurred under this Security Agreement, which amounts shall be Secured Obligations secured under this Security Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts;
          (q) if Debtor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for any or all of the Collateral or any part thereof, or otherwise, Debtor shall accept any such instruments as Secured Party’s agent, shall hold them in trust for Secured Party, and shall deliver them forthwith to Secured Party in the exact form received, with Debtor’s endorsement when necessary or appropriate, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Secured Party, an additional pledge agreement or security agreement executed and delivered by Debtor, all in form and substance satisfactory to Secured Party, to be held by Secured Party, subject to the terms hereof, as additional Collateral to secure the Secured Obligations hereunder;
          (r) Secured Party is hereby authorized to pay all reasonable costs and expenses incurred in the exercise or enforcement of its rights hereunder, including attorneys’ fees, and to apply any Collateral or proceeds thereof against such amounts, and then to credit or use any further proceeds of the Collateral in accordance herewith; provided however that if Debtor is the prevailing party in any action or proceeding seeking enforcement of this Agreement, then Debtor shall not be and Secured Party shall be responsible for such related costs and expenses; and
          (s) Secured Party may take any actions permitted hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.

     7. Defaults and Remedies
     7.1 Events of Default. Each of the following occurrences shall constitute an Event of Default:
          (a) Any representation or warranty made by or on behalf of Debtor herein, in any of the other Transaction Documents, or in any report, certificate or other document furnished by or on behalf of Debtor pursuant to this Agreement or any of the other Transaction Documents shall prove to have been false or misleading in any material respect when made or at any time shall fail to be true and correct in all material respects.
          (b) Debtor shall default in the due observance or performance of any obligation hereunder and such default shall continue for thirty (30) days (unless a shorter or longer cure period is provided under the terms of this Agreement) after written notice thereof has been sent to Debtor by Secured Party; provided, however, that if the nature of such default (but specifically excluding defaults curable by the payment of money) is such that it is not possible to cure such breach within such cure period, such cure period shall be extended an additional reasonable period of time for so long as Debtor shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days.
          (c) A Material Breach by Debtor under the Development Agreement or an Event of Default under and as defined in any other Transaction Document shall occur, and such Material Breach or Event of Default shall have continued beyond any applicable grace or cure period.
     7.2 Remedies. Upon the occurrence and during the continuation of an Event of Default hereunder, Debtor expressly covenants and agrees that Secured Party may, at its option, in addition to other rights and remedies provided herein or otherwise available to it, without notice to or demand upon Debtor (except as otherwise required herein), exercise anyone or more of the rights as set forth as follows:
          (a) declare all Secured Obligations to be immediately due and payable, whereupon all unpaid principal and interest on such Secured Obligations shall become and be immediately due and payable;
          (b) if the Development Agreement is terminated and either (i) the Gaming Facility has not opened for business to the general public, or (ii) Debtor does not or at any time fails to continue operations of Class II Gaming and/or Class III Gaming at the Gaming Facility or any material portion of the Project Facilities, Secured Party may immediately take possession of any of the Collateral wherever it may be found or require Debtor to assemble the Collateral or any part thereof and make it available at one or more places as Secured Party may designate, and to deliver possession of the Collateral or any part thereof to Secured Party, who shall have full right to enter upon any or all of Debtor’s places of business, premises and property to exercise Secured Party’s rights hereunder; and without notice (except as specified below), sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any of Secured Party’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable. Debtor acknowledges and agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ written notice to Debtor of the time and place of any public sale or of the date on or after which any private sale is to be made shall constitute reasonable notification. Any public sale shall be held at such time or times during ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Notwithstanding the foregoing, Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may, without notice or publication, adjourn any public or private sale, or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale or, with respect to a private sale, after which such sale may take place, and any such sale may, without further notice, be made at the time and place to which it was so adjourned or, with respect to a private sale, after which such sale may take place. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of Debtor, and Debtor hereby waives, to the full extent permitted by law, all rights of stay and/or appraisal which Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Debtor also hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The parties hereto agree that the notice provisions, method, manner and terms of any sale, transfer or disposition of any Collateral in compliance with the terms set forth herein or any other provision of this Security Agreement are commercially reasonable;
          (c) exercise any or all of the rights and remedies provided for by the Uniform Commercial Code, applicable law or by other agreement (other than any right to use or operate any of the Collateral in place, the exercise of which Secured Party hereby waives), specifically including, without limitation, the right to recover the attorneys’ fees and other expenses incurred by Secured Party in the enforcement of this Security Agreement or in connection with Debtor’s redemption of the Collateral; provided, however, that if Debtor is the prevailing party in any action or proceeding seeking enforcement of this Agreement, then Debtor shall not be and Secured Party shall be responsible for such related costs and expenses. Secured Party may exercise its rights under this Security Agreement independently of any other collateral or guaranty that Debtor may have granted or provided to Secured Party in order to secure payment and performance of the Secured Obligations, and Secured Party shall be under no obligation or duty to foreclose or levy upon any other collateral given by Debtor to secure any Secured Obligation or to proceed against any guarantor before enforcing its rights under this Security Agreement. Debtor shall reimburse Secured Party upon demand for, or Secured Party may apply any proceeds of Collateral to, the reasonable costs and expenses (including attorneys’ fees, transfer taxes and any other charges) incurred by Secured Party in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder; provided however that if Debtor is the prevailing party in any action or proceeding seeking enforcement of this Agreement, then Debtor shall not be and Secured Party shall be responsible for such related costs and expenses;
          (d) the powers conferred on the Secured Party by this Section 7.2 and otherwise in this Agreement are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, trustees, employees, representatives or agents shall, in the absence of willful misconduct or gross negligence, be responsible to Debtor for any act or failure to act pursuant to this Section 7.2 or otherwise pursuant to this Agreement; and
          (e) Secured Party’s sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for their own account. Neither the Secured Party nor any of its directors, officers, trustees, employees, representatives, or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.
     8. Miscellaneous Provisions
          (a) Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, facsimile, telex, first class mail or overnight courier, postage prepaid, to the parties addressed as follows:

If to Debtor:	Jamul Indian Village
Jamul Gaming Authority
P.O. Box 612
Jamul, California 91935
Attention: Chairman

With a copy to:	Eugene R. Madrigal, Esq.
28581 Old Town Front Street, Suite 208
Temecula, California 92590
(copy to counsel does not constitute notice to a party)

If to Secured Party:	Lakes Jamul Development, LLC
130 Cheshire Lane
Minnetonka, Minnesota 55305
Attention: Timothy J. Cope

With a copy to:	Damon E. Schramm
General Counsel
Lakes Entertainment, Inc.
130 Cheshire Lane
Minnetonka, Minnesota 55305
(copy to counsel does not constitute notice to a party)

And	Daniel R. Tenenbaum, Esq.
Gray, Plant, Mooty, Mooty & Bennett, P.A.
500 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
(copy to counsel does not constitute notice to a party)
Such notices, requests and other communications sent as provided hereinabove shall be effective when received by the addressee thereof, unless sent by registered or certified mail, postage prepaid, in which case they shall be effective exactly three (3) business days after being deposited in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.
          (b) Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.
          (c) Amendments. This Security Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (d) No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any power, privilege or right under this Security Agreement or any related agreement shall operate as a waiver thereof nor shall any single or partial exercise by Secured Party of any power, privilege or right under this Security Agreement or any related agreement preclude any other or further exercise thereof or the exercise of any other power, privilege or right. The powers, privileges and rights in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. Without limiting the generality of the foregoing, all rights and remedies of Secured Party shall be cumulative and may be exercised singularly in any order or concurrently, at the option of Secured Party, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor a bar to the exercise or enforcement of any other right or remedy. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.
          (e) Binding Agreement. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. Subject to the terms of the Development Agreement, Debtor shall not assign any interest under this Security Agreement without the prior written consent of Secured Party. Any purported assignment inconsistent with this provision shall, at the option of Secured Party, be null and void.
          (f) Entire Agreement. This Security Agreement, together with, any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement with respect to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.
          (g) Severability. If any provision or obligation of this Security Agreement should be found to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.
          (h) Survival of Provisions. All representations, warranties and covenants of Debtor contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the termination of this Security Agreement pursuant to Section 8(k) hereof.
          (i) Power of Attorney. Debtor hereby irrevocably appoints Secured Party its attorney-in-fact, which appointment is coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party’s discretion (a) to execute and file financing and continuation statements (and amendments thereto and modifications thereof) on behalf and in the name of Debtor with respect to the Security Interest, (b) to take any action and to execute any instrument which Secured Party may deem necessary or advisable to exercise its rights under this Agreement, and (c) upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:
               (i) to obtain and adjust insurance required to be paid to Secured Party pursuant hereto;
               (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
               (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (i) and (ii) above;
               (iv) to sell, convey or otherwise transfer any item of Collateral to any purchaser thereof; and
               (v) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.
          (j) Counterparts. This Security Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

          (k) Termination of Agreement. This Security Agreement and the Security Interest shall not terminate until full and final payment and performance of all indebtedness and obligations secured hereunder, including without limitation the Secured Obligations. Secured Party agrees to terminate this Security Agreement upon request if Debtor has satisfied the following conditions: (i) all Secured Obligations shall have been paid in full and Secured Party shall have no further obligation to make advances under the Development Agreement, and (ii) the Development Agreement shall have been terminated in accordance with its terms. At such time as such conditions shall have been so satisfied, Secured Party shall reassign and redeliver to Debtor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms hereof, and execute and deliver to Debtor such documents as Debtor may reasonably request to evidence such termination. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party, and shall be at the expense of Debtor; provided however, that this Security Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other person or upon or in connection with the appointment of any intervenor or conservator of or trustee or similar official for Debtor or any other person or any substantial part of its assets, or otherwise, all as though such payments had not been made.
          (1) Sovereign Immunity Waiver: Arbitration: Submission to Jurisdiction. This Agreement constitutes a security agreement contemplated by Section 2.1(g) of the Development Agreement. As such and without limiting the scope of the Development Agreement, the provisions of Article 10 of the Development Agreement apply to this Agreement and are hereby incorporated by reference, including, without limitation, the limited sovereign immunity waiver, limitations on recourse and arbitration provisions contained therein and the Resolutions of Limited Waiver. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Minnesota (without giving effect to its conflict of laws principles) and applicable federal law, and without limiting the generality of the foregoing, the Uniform Commercial Code, notwithstanding any provision therein or other applicable law that would otherwise make such law inapplicable to Debtor; provided, however, that if the Security Interest with respect to any item of Collateral is unperfected under the laws of the State of Minnesota or if such laws otherwise do not recognize the perfection of the Security Interest with respect to any item of Collateral, and any secured transaction law of or adopted by Debtor does recognize the perfection of such Security Interest, then such secured transaction law of or adopted by Debtor shall apply to the Security Interest with respect to such item of Collateral, including without limitation the creation, attachment, perfection and enforcement thereof. As used in this Agreement, “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Minnesota. The parties hereto may not change the law governing this Agreement without express written consent of Debtor and Secured Party.
          (m) Multiple Parties. As defined in this Agreement, the term “Debtor” refers to each of the Tribe and the Authority separately and to both of them jointly and each is severally and jointly bound with the other. Without limiting the generality of the foregoing, (i) all property described in Section 3 of this Agreement will be included as Collateral if either the

Tribe or the Authority has, or if both jointly have, any right, title or interest therein, (ii) all representations, warranties and covenants are made by each of the Tribe and the Authority, and all Events of Default and other provisions applicable to Debtor shall be applicable to each of the Tribe and the Authority, and (iii) receipt of any notice in accordance with the provisions of this Agreement by either the Tribe or the Authority shall be deemed to have been received by both.
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     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:
JAMUL INDIAN VILLAGE

By:	/s/ Julia Lotta	By:	/s/ Leon Acebedo

Name:	Julia Lotta	Name:	Leon Acebedo,
Its:	Secretary	Title:	Chairman

DEBTOR:
JAMUL GAMING AUTHORITY

By:	/s/ Erica Pinto	By:	/s/ Leon Acebedo

Name:	Erica Pinto,	Name:	Leon Acebedo
Its:	Secretary	Title:	Chairman

SECURED PARTY:
LAKES JAMUL DEVELOPMENT, LLC

		By:	/s/ Timothy Cope

		Name:	Timothy Cope
		Title:	President and Chief Financial Officer 3/30/06

EXHIBIT A
TO
SECURITY AGREEMENT
(Collateral Locations)
     1. Jamul Casino and Resort located on the Jamul Indian Reservation in San Diego County, California

Security Agreement
UCC-1 Financing Statement form
[to be provided]